UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2011

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	000-51112 (Commission File Number)	20-2118147 (I.R.S. Employer Identification No.)

1701 Bass Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 476-2170

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2011, the Board of Directors of Atlantic Southern Financial Group, Inc. (the “Company”) authorized the executive officers of the Company to provide notice to the Nasdaq Stock Market (“Nasdaq”), pursuant to Nasdaq Marketplace Rule 5840(j), of its intent to file a Form 25 and voluntary delist the Company’s common stock from the Nasdaq Global Market.  The Company provided such written notice to Nasdaq on January 20, 2011. The Company anticipates that Nasdaq will suspend trading in its common stock within 10 days after issuing the press release. Upon delisting from the Nasdaq Global Market, the Company intends to have its common stock quoted on the OTC Bulletin Board following clearance by the Financial Industry Regulatory Authority of a From 211 application filed by a market maker in the Company’s common stock. On January 21, 2011, the Company issued a press release regarding its intent to delist its common stock from the Nasdaq Global Market, and a copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company has previously reported its receipt of notices from Nasdaq indicating that the Company is not in compliance with the following Nasdaq Global Market listing requirements: (i) Marketplace Rule 5450(b)(1)(C), which requires a minimum market value of publicly held shares (“MVPHS”) of $5,000,000; and (ii) Marketplace Rule 5450(a)(1), which requires a minimum closing bid price of $1.00 per share. The Company has been given until January 31, 2011 and June 8, 2011 to comply with the MVPHS and bid price requirements, respectively.

Item 9.01               Financial Statements and Exhibits

Exhibit 99.1    Press Release dated January 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

DATE: January 21, 2011	By:	/s/ Carol W. Soto
	Name:	Carol W. Soto
	Title:	Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated January 21, 2011.